Exhibit 1

                             Joint Filing Statement


         We, the signatories of the statement on Schedule 13D to which this Agreement is attached, do hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: November 30, 1999

                             TEMPE WICK INVESTMENTS, L.P.

                             By: JWA Investments Corp., its
                                  general partner

                                 By: /s/ John W. Adams
                                     -----------------
                                     John W. Adams
                                     President

                             JWA INVESTMENTS CORP.

                             By: /s/ John W. Adams
                                 -----------------
                                 John W. Adams
                                 President


                             /s/ John W. Adams
                             -----------------
                             John W. Adams

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